COURT OF COMMON PLEAS
HAMILTON COUNTY, OHIO

IN RE CINCINNATI BELL INC.	Case No. A1105305
DERIVATIVE LITIGATION	(Judge Steven E. Martin)

PINCHUS E. RAUL,
Derivatively on Behalf of
CINCINNATI BELL INC.,

Plaintiff,

vs.
JOHN F. CASSIDY, GARY J. WOJTASZEK,
CHRISTOPHER J. WILSON, BRUCE L.
BYRNES, PHILLIP R. COX, JAKKI L.
HAUSSLER, CRAIG F. MAIER, ALEX
SHUMATE, LYNN A. WENTWORTH,
JOHN M. ZRNO, and ALAN R. SCHRIBER,

Defendants,

-and-

CINCINNATI BELL INC.,

Nominal Defendant.

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (the "Stipulation"), dated December 20, 2011, is made and entered into by and among the following Parties (as defined herein), each by and through their counsel of record in the above captioned shareholder derivative action: (i) plaintiff Pinchus E. Raul ("Raul" or “Plaintiff”), on behalf of himself and derivatively on behalf of Cincinnati Bell Inc.; (ii) defendants John F. Cassidy, Gary J. Wojtaszek, Christopher J. Wilson, Bruce L. Byrnes, Phillip R.

Cox, Jakki L. Haussler, Criag F. Maier, Alex Shumate, Lynn A. Wentworth, John M. Zrno, and Alan R. Schriber, (together, the "Individual Defendants"); and (iii) nominal defendant Cincinnati Bell Inc. (“Cincinnati Bell” or “the Company”). This Stipulation is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined herein), upon the terms and subject to the conditions set forth herein, and subject to the approval of the Court.
RECITALS
A.    On July 8, 2011, Plaintiff initiated the Action by filing a Verified Shareholder Derivative Complaint in the Court of Common Pleas, Hamilton County, Ohio, Case No. A0505869 (“the Action”). On November 1, 2011, Plaintiff filed a Second Amended Verified Shareholder Complaint (“Amended Complaint”).
B.    In the Amended Complaint, Plaintiff alleged violations of the fiduciary duties owed by the Individual Defendants to the Company arising from decisions and recommendations by the Compensation Committee ("CC") of Cincinnati Bell's Board of Directors (the "Board") relating to fiscal 2010 compensation for the Company's named executive officers. Specifically, Plaintiff in the Action alleged that, inter alia, the Board breached its fiduciary duties to Cincinnati Bell by increasing 2010 compensation to the Company's executive officers by 54.3% to 80.3% despite the Company's poor financial results for that fiscal year. Plaintiff further alleged that the Board failed to take appropriate action following the May 3, 2011, advisory shareholder vote in which a majority of Cincinnati Bell's voting shares voted against the Board's recommendation in connection with a "say on pay" resolution.
C.    The Individual Defendants moved to dismiss the Amended Complaint on November 29, 2011 and the Company filed its Answer to the Amended Complaint on December 1, 2011. Following the filing of the Amended Complaint and the Motion to Dismiss, the Parties engaged in arms-length settlement negotiations which resulted in an agreement to settle the Action.
D.    Plaintiff's Counsel (as that term is defined in Section V hereof) conducted an extensive investigation during the development and prosecution of the Action. This investigation has included, inter alia, (i) inspecting, reviewing and analyzing the Company's public filings; (ii) preparing initial complaints and an amended complaint; (iii) analyzing and reviewing certain non-public information provided by the Company; (iv) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (v) researching corporate governance issues; (vi) discussions with an executive compensation expert regarding executive compensation policies and practices; and (vii) conducting several meetings with settlement counsel for the Individual Defendants and the Chairman of the Board of Cincinnati Bell.
E.    Plaintiff believes the Action has merit. Nonetheless, Plaintiff and Plaintiff's Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Defendants through trial and through possible appeals. Plaintiff's Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. In particular, Plaintiff's Counsel acknowledges that due to the novel legal issues involving a non-binding advisory opinion on “say-on-pay” coupled with the procedural and substantive issues concerning "demand futility" and the exercise of the business judgment rule that the Action may be subject to dismissal. Based on their evaluation, Plaintiff and Plaintiff's Counsel have determined that the settlement is in the best interests of Cincinnati Bell and Current Cincinnati Bell Shareholders (as defined herein) and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.
F.    Defendants have denied and continue to deny they have committed, threatened, or attempted to commit any violations of law or breached any duty owed to Plaintiff, Cincinnati Bell, or its shareholders. Defendants and Cincinnati Bell, however, acknowledge the novel issues of law involved in the Action and have concluded that it is desirable that the claims in the Action be settled on the terms reflected in the Stipulation. Defendants and Cincinnati Bell are entering into this settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Defendants and Cincinnati Bell believe that the settlement is fair, reasonable, adequate, and in the best interests of Cincinnati Bell and Current Cincinnati Bell Shareholders.
G.    On December 13, 2011, the Parties entered into a Term Sheet memorializing the basic terms and conditions of a settlement of the Action.
H.    Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred in or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Defendants of any fault, wrongdoing, or concession of liability whatsoever.
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiff, individually and derivatively on behalf of the Company, on the one hand, and Cincinnati Bell and Individual Defendants, on the other, by and through their respective undersigned counsel that, subject to approval of the Court pursuant to the Ohio Rule of Civil Procedure 23.1, in consideration of the benefits flowing to the Settling Parties and from the Settlement set forth herein, that the Released Claims shall be finally and fully compromised, settled and released, and the Amended Complaint shall be dismissed with prejudice, upon and subject to the terms and conditions of this Stipulation.
AGREEMENT

1.	Definitions
As used in this Stipulation, the following terms have the meanings specified below:

1.1	"Action" means the consolidated shareholder derivative action pending in the Hamilton County, Ohio, Court of Common Please, Case No. A1105303, case caption:
Pinchus E. Raul, Derivatively on Behalf of Cincinnati Bell, Inc. v. John F. Cassidy, et al.

1.2    “Board” means the Board of Directors of Cincinnati Bell Inc.
1.3     "Current Cincinnati Bell Shareholders" means any Persons (defined below) who owned Cincinnati Bell common stock as of the date of the execution of the Stipulation and who continue to hold their Cincinnati Bell common stock as of the date of the Settlement Hearing, excluding the Individual Defendants (defined below), the officers and directors of Cincinnati Bell, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
1.4    "Defendants" means collectively, the Individual Defendants, and nominal defendant Cincinnati Bell.
1.5     "Defendants' Counsel" means: (i) Frost Brown Todd LLC, 3300 Great American Tower, 301 E. Fourth Street, Cincinnati, Ohio 45202; and (ii) Douglas E. Hart, 441 Vine Street, Suite 4192, Cincinnati, Ohio 45202.
1.6    "Defendants' Released Claims" means any and all claims, debts, rights, or causes of action or liabilities, including Unknown Claims, that could be asserted in any State or Federal Court, or any other judicial forum, by the Released Parties or their successors and assigns against the Plaintiff, Plaintiff's Counsel, or Cincinnati Bell which arise out of or relate in any way to the institution, prosecution, or settlement of the Action (except for any claims to enforce the settlement).
1.7    "Effective Date" means the first date by which all of the events and conditions specified in 8.1 herein have been met and have occurred.
1.8     "Fee Award" means the terms of the agreed upon sum be paid to Plaintiff's Counsel for their attorneys' fees and expenses, as described in Section 7.1, subject to Court approval, in recognition of the substantial benefits conferred upon Cincinnati Bell and Current Cincinnati Bell Shareholders by the filing, prosecution, and settlement of the Action.
1.9     "Final" means the time when a judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals' decision affirming the Judgment or dismissing the appeal.
1.10    "Cincinnati Bell" or the "Company" means Cincinnati Bell Inc. and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.
1.11     "Individual Defendants" means collectively, John F. Cassidy, Gary J. Wojtaszek, Christopher J. Wilson, Bruce L. Byrnes, Phillip R. Cox, Jakki L. Haussler, Craig F. Maier, Alex Shumate, Lynn A. Wentworth, John M. Zrno, and Alan R. Schriber.
1.12    "Judgment" means the order and final judgment to be rendered by the Court,

substantially in the form attached hereto as Exhibit C.
1.13    "Notice" means the Notice of Pendency and Proposed Settlement of Shareholder Action, substantially in the form of Exhibit B attached hereto.
1.14    "Parties" means collectively, Plaintiff, the Individual Defendants and Cincinnati Bell.
1.15    "Person" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.16    "Plaintiff" means, collectively, Pinchus E. Raul, individually and derivatively on behalf of Cincinnati Bell.
1.17     "Plaintiff's Counsel" means: (i) Strauss & Troy, 150 E. Fouth Street, Cincinnati, Ohio 45202; and (ii) Levi & Korsinsky LLP, 30 Broad Street, 15th Floor, New York, New York 10004.
1.18     "Preliminary Approval Order" means the Order to be entered by the Court, substantially in the form of Exhibit A attached hereto, including, inter alia, preliminarily approving the terms and conditions of the settlement as set forth in this Stipulation, directing that Notice be provided to Current Cincinnati Bell Shareholders, and scheduling a Settlement Hearing to consider whether the settlement and Fee Award should be approved.
1.19     "Related Persons" means the Defendants' past or present subsidiaries, parents, successors and predecessors, insurers, officers, directors, agents, employees, attorneys, advisors, investment advisors, auditors, accountants, and any firm, trust, corporation, officer, director, or other individual or entity in which any of the Defendants or Cincinnati Bell has a controlling interest, and the legal representatives, heirs, successors in interest, or assigns of any of the Defendants.
1.20     "Released Claims" means any and all claims, demands, rights, actions or causes of action of every nature and description whatsoever, rights, liabilities, damages, losses, obligations, judgments, suits, matters, and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or un-matured, that have been, could have been, or in the future could or might be asserted in the Action or in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal or state statute, rule, regulation, or principle of common law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws, or otherwise), which have arisen, could have arisen, arise now, or hereafter arise out of, or relate in any manner to the facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or failures to act which were alleged or could have been alleged in the Action, including, but not limited to (i) the fiduciary obligations of the Individual Defendants relating to or in connection with the allegations made in the Amended Complaint in the Action; and (ii) the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced by, involved with, referred to, set forth in or otherwise related to the Amended Complaint, except for any claims to enforce the Stipulation.
1.21    "Released Parties" means, collectively, each of the Company, Individual Defendants, Plaintiff, and Plaintiff's Counsel, and the Related Persons.
1.22    "Settlement Hearing" means the hearing set by the Court to consider final approval of the settlement and Fee Award.
1.23    "Unknown Claims" means any of the Released Claims and any of the Defendants' Released Claims that any Party does not now know or suspect exists in his, her, or its favor at the time of the settlement including, without limitation, those claims which, if known, might have affected the decision to enter into, or not object to, this settlement. The Parties expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code Section 1542 ("§1542") or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them, with respect to the Released Claims and Defendants' Released Claims in the settlement, as the case may be, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims and Defendants' Released Claims known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do not exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

2.	Terms of the Settlement
Cincinnati Bell and the Individual Defendants have agreed that in consideration for the dismissal of the Action the Company and/or the Board will adopt the corporate governance provisions referred to in Section 2.1 below to the extent not already adopted and will maintain the provisions in 2.1.A - 2.1.R for at least five years from the date of Final approval by the Court of the Settlement, provided, however, that (a) nothing in this Stipulation shall be deemed, interpreted, construed or understood to impede, restrict or otherwise limit the Board (current or future), the CC, or any officer or employee of the Company from exercising their fiduciary duties in accordance with and under applicable law, and (b) if any of the corporate governance provisions should conflict with any applicable law(s), regulation(s), the rule(s) of any regulatory agency, national securities exchange or interdealer quotation system, or any subsequently-adopted amendment to the Company's by-laws or articles of incorporation approved by the shareholders, the Company will comply with such applicable law(s), regulation(s), rule(s), by-laws, or amendments, notwithstanding the provisions of the Stipulation or any orders implementing the Stipulation:

2.1     The Company has agreed to adopt, or to maintain as provided herein where already implemented, the following corporate governance measures, within 90 days after the Effective Date:
A.    Cincinnati Bell will re-affirm its "pay-for-performance" executive compensation philosophy and detail its means of implementation in the CD&A section of the Company's Annual Proxy.
B.    Cincinnati Bell will re-affirm that it will continue to use performance metrics approved by the Company's shareholders to determine executive compensation and shall describe such performance metrics with clarity in the CD&A section of the Proxy.
C.    Cincinnati Bell will list the discretionary factors that the Company generally employs in determining executive compensation in the CD&A section of the Proxy.
D.    Cincinnati Bell shall re-affirm that there will be an annual shareholder "say on pay" advisory vote to address executive compensation as described in the CD&A section of the Proxy. If a majority of shareholders vote against the executive compensation set forth in the CD&A section of the Proxy, the CC agrees that it will retain the services of an executive compensation consultant that has not previously been engaged by Cincinnati Bell or any of its affiliates for the purpose of reviewing and evaluating the existing compensation policies and recommendations. Upon the engagement of such new executive compensation consultant, the Company will promptly convene a meeting with the new consultant and the CC's existing consultant to discuss the negative vote and whether and to what extent the proposed executive compensation program should be changed.
E.    In the event that a majority of shareholders voting do not support the approved executive compensation, Cincinnati Bell, either through the CC or the Board, shall publish to shareholders a formal written response within 90 days.
F.     Cincinnati Bell, in the 2012 CD&A section of the Proxy shall issue a written response to the non-binding shareholder vote at the 2011 annual meeting declining to approve Cincinnati Bell's executive compensation for 2010.
G.    The Board shall rotate the directors on the CC. Beginning in the upcoming fiscal year and each year thereafter, one member of the CC will step down and a new independent director shall be appointed in his/her place. The director that steps down must remain off the CC for at least one year.
H.    Cincinnati Bell shall maintain a CC composed of all fully independent directors.
I.    The CC, in evaluating and awarding future compensation for executives who received equity awards in the years that are the subject matter of this litigation, shall consider the sizing, pricing, and value of those awards. If the awards appear to the CC to provide compensation disconnected to performance in any degree, this factor shall be considered for determining and/or adjusting future compensation downwards for the executive so that long-term compensation will reflect actual performance.
J.    The CC shall re-affirm its pay for performance practice and provide for an annual Board discussion of its philosophy on compensation, consistent with applicable regulations, before the CC sets compensation for that year.
K.    Cincinnati Bell shall, consistent with the independence of the CC, under applicable law, cause a full Board discussion of Cincinnati Bell's compensation philosophy, programs, and implementation on a periodic basis to improve the full Board's awareness and understanding of executive compensation. At one Board meeting each year, the Board shall be briefed on the structure of Cincinnati Bell's executive compensation plans and the compensation policy that drives them.
L.    The Audit and Finance Committee (“AF”) shall make the CC aware of issues that may impact Cincinnati Bell's future financial performance and therefore affect incentive compensation awards. The AF shall periodically examine types of businesses that Cincinnati Bell is engaged in and the risks associated therewith and shall then report such findings to the Board. The AF shall oversee periodic audits of the compensation process, whether by Cincinnati Bell's internal or external auditors as appropriate, and shall make the CC aware of the audit results as well as any other issues that may affect Cincinnati Bell's future financial performance and therefore affect incentive compensation.
M.    Cincinnati Bell shall use appropriate measures by which the Board can assess Cincinnati Bell's alignment in practice with its pay for performance philosophy. Performance against those measures shall be communicated to the Board and shareholders on a regular basis.
N.    Cincinnati Bell shall utilize incentive compensation tied to performance measures, and length of service measures shall be used sparingly. Incentive compensation also shall include risk adjustments where appropriate.
O.    Cincinnati Bell shall assess the impact of extraordinary events on compensation decisions and will deal systematically with the impact that extraordinary events have on incentive compensation awards. When Cincinnati Bell identifies a significant risk that potentially affects executive compensation in a material way, the CC shall assess whether and how that risk should be allocated for compensation purposes.
P.    As an ongoing objective, Cincinnati Bell shall keep the minimum number of and type of incentive compensation plans in place in order to reach an optimal level for alignment of pay with performance.
Q.    To assure separation of Cincinnati Bell's management's opinions from those of independent compensation consultant, the CC shall retain a consultant independent of Cincinnati Bell's current compensation consultant, and such independent compensation consultant will work with Cincinnati Bell in developing a compensation plan and performance targets.
R.    Cincinnati Bell shall endeavor to use easy to understand language in its CD&A section in its Annual Proxy, so that shareholders can clearly see the link between its compensation philosophy and its practices.
2.2     Cincinnati Bell and the Individual Defendants acknowledge and agree that the Company's decision to enter into a legally binding agreement to maintain the corporate governance measures above is due to the efforts of Plaintiff following the institution of the Action.

2.3     Cincinnati Bell and the Individual Defendants also acknowledge and agree that the settlement of the Action, including the corporate governance measures, confers substantial benefits upon Cincinnati Bell and Current Cincinnati Bell Shareholders by, among other things, more clearly communicating the Company's executive compensation practices to its shareholders, thus assisting the Company's shareholders' understanding of how these policies are applied to covered employees.

3.	Procedure for Implementing the Settlement
3.1     As soon as practicable after the execution of the Stipulation, the Parties shall submit the Stipulation together with its exhibits to the Court and shall jointly apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit A attached hereto, requesting: (i) preliminary approval of the settlement set forth in this Stipulation; (ii) approval of the form and content of the Notice to Current Cincinnati Bell Shareholders, substantially in the form attached hereto as Exhibit B; and (iii) a date for the Settlement Hearing.
3.2     Within three (3) days of the entry of the Preliminary Approval Order (substantially in the form of Exhibit A), Cincinnati Bell shall cause a copy of the Notice to be filed with the United States Securities and Exchange Commission (the "SEC") via a Current Report on Form 8-K. The Notice will also be available for viewing on the Investor Relations section of the Company's website www.cincinnatibell.com. Plaintiff, the Individual Defendants, and Cincinnati Bell believe the content and manner of the notices requested constitute adequate and reasonable notice to Current Cincinnati Bell Shareholders pursuant to Rule 23.1 and applicable law. All costs associated with Notice shall be paid by Cincinnati Bell.
3.3    The Parties shall request that the Court hold the Settlement Hearing after Notice is provided to Current Cincinnati Bell Shareholders to approve the settlement and the Fee Award (described in paragraph 4 of the Preliminary Approval Order). At the Settlement Hearing, Plaintiff's Counsel shall request that the Court approve the Parties' Settlement Agreement as reflected in this Stipulation, including their agreement on the Fee Award.

4.	Releases
4.1     Upon the Effective Date, Plaintiff, Cincinnati Bell, and Current Cincinnati Bell Shareholders, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have -- and by operation of a final judgment in the Action shall have -- released, waived, discharged, and dismissed any and all Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Released Claims, against any Released Parties. It is the intent of the Parties that no claims may hereafter be brought or prosecuted, individually or derivatively on behalf of Cincinnati Bell which arise from or relate in any manner to the Released Claims.
4.2     Upon the Effective Date, the Individual Defendants, and each of the other Released Parties, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have -- and by operation of a final judgment in the Action shall have -- released, waived, discharged, and dismissed any and all Defendants' Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants'

Released Claims against Plaintiff, Plaintiff's Counsel, or Cincinnati Bell. It is the intent of the Parties that no claims may hereafter be brought or prosecuted by the Individual Defendants or the Released Parties which arise from or relate in any manner to the Defendants' Released Claims.

5.	Order and Final Judgment
5.1     Upon approval of the settlement (including any modification thereto made with the consent of Plaintiff, the Company, and the Individual Defendants as provided for herein) by the Court, the Court shall enter the Judgment, which, among other things:
a.    Approves the settlement, adjudges the terms thereof to be fair, reasonable, adequate and in the best interests of the Company and its shareholders, and directs consummation of the settlement in accordance with the terms and conditions of this Stipulation;
b.    Determines that the requirements of Ohio Rule of Civil Procedure 23.1 and due process have been satisfied in connection with the Notice to the Company's shareholders; and dismisses the Action with prejudice as to Plaintiff, the Company, the Company's shareholders and all of the Individual Defendants, extinguishing, discharging and releasing any and all claims against the Company and the Individual Defendants, with said dismissal subject only to compliance by Company and the Individual Defendants with the terms of this Stipulation and any order of the Court concerning this stipulation; and permanently enjoining Plaintiff, the Company's past or present shareholders, and any one claiming through or for the benefit of any of them from asserting, commencing, prosecuting, assisting, instigating, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any of the Released Claims, whether in a derivative, direct, representative or in any other capacity, against any of the Defendants.

6.	Res Judicata/Collateral Estoppel/Other Defenses
6.1    Cincinnati Bell, the Individual Defendants, Plaintiff, Plaintiff's Counsel and/or the Related Persons may file this Stipulation and/or the Judgment in any action brought against them in order to support any motion or other pleading or filing, including without limitation a motion for injunction barring the action and/or an answer asserting any defense or counterclaim, based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.	Attorneys' Fees and Reimbursement of Expenses
7.1     In recognition of the substantial benefits conferred upon Cincinnati Bell and Current Cincinnati Bell Shareholders as a result of the initiation, prosecution, and settlement of the Action, Cincinnati Bell, on behalf of all Defendants, and the Board, exercising its independent business judgment, will negotiate in good faith an award of attorneys' fees and expenses in this Action, subject to Court approval as provided herein. Should the parties be unable to agree, Plaintiff's Counsel shall make an application to the Court for an award of attorneys' fees and expenses.

7.2     Any award of fees and expenses shall be paid to Plaintiff's Counsel within five (5) days after entry of the Final Order by the Court ruling on such issue, or in the case of an agreement, upon final approval of the settlement.

8.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

8.1    The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:
(a)    the entry by the Court of the Judgment substantially in the form of Exhibit C attached hereto;
(b)    the payment of the Fee Award in accordance with Section 7; and
(c)    Judgment has become Final.
8.2     If any of the conditions listed in 8.1 are not met, the Stipulation and any settlement documentation shall be null and void and of no force and effect, unless Plaintiff's Counsel and Defendants' Counsel mutually agree in writing to proceed with the Stipulation. In the event that any of the conditions listed in 8.1 are not met, the Parties shall be restored to their positions on the date immediately prior to the execution date of the Stipulation, and the Stipulation shall not be deemed to constitute an admission of fact by any Party, and neither the existence of the Stipulation nor its contents, shall be admissible in evidence or be referred to for any purposes in the Action or in any litigation or judicial proceeding.

9.	Bankruptcy

9.1    In the event any proceedings by or on behalf of Cincinnati Bell, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action ("Bankruptcy Proceedings"), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.
9.2     In the event of any Bankruptcy Proceedings on or on behalf of Cincinnati Bell, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

10.	Notice

10.1    Within ten (10) days after the date of the Preliminary Approval Order, the Company shall post on the Investor Relations section of the Company's website (www.cincinnatibell.com) a complete copy of this Stipulation of Settlement along with the Preliminary Approval Order in the form of Exhibit A attached hereto and the Notice in the form of Exhibit B attached hereto.
10.2    Within thirty (30) days after the date of the Preliminary Approval Order, the Company shall provide to all

Current Cincinnati Bell Shareholders, by regular first class U.S. mail, postage prepaid, a copy of the Notice substantially in the form of Exhibit B attached hereto.

11.	Miscellaneous Provisions

11.1    Each of the individuals executing the Stipulation on behalf of one or more of the Parties warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms.
11.2    Plaintiff and Plaintiff's Counsel represent and warrant that Plaintiff has continuously owned shares of Cincinnati Bell common stock throughout the pendency of the Action, and none of the claims, rights or causes of action that were asserted, could or might have been asserted in, in connection with, under or arising out of any of the claims in the Action, including any claims released by the parties under the terms of this Stipulation, has been assigned, encumbered or in any manner transferred in whole or in part.
11.3    The Parties (a) acknowledge that it is their intent to consummate this settlement; and (b) agree, subject to their fiduciary and other legal obligations, to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of this Stipulation. Plaintiff's Counsel and Defendants' Counsel agree to cooperate with one another in seeking Court approval of the Settlement, and promptly to agree upon and execute all such other documentation as may be reasonably required to obtain final approval of the Settlement.
11.4    The Parties agree that the terms of the settlement were negotiated in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. The Parties will request that the Judgment in the Action contain a finding that during the course of the litigation of the Action, the Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Ohio Rules of Civil Procedure and all other similar rules of professional conduct. The Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.
11.5     Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants, Plaintiff, Plaintiff's Counsel and/or the Related Persons; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants, Plaintiff, Plaintiff's Counsel and/or the Related Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal.
11.6    The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
11.7    The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.
11.8     The Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes between the Parties with respect to the Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.
11.9    The Stipulation shall be deemed drafted equally by all Parties hereto.
11.10    The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Ohio and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Ohio without giving effect to that State's choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
11.11    Except as otherwise provided herein, each of the Parties shall bear his, her, or its own costs.
11.12     Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the settling Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons hereto.
11.13     The Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of Cincinnati Bell shall not void this Stipulation, and that in the event of a planned, proposed or actual sale, merger or change-in-control of Cincinnati Bell they will continue to seek final approval of this Stipulation expeditiously, including but not limited to the settlement terms reflected in this Stipulation.
11.14     The Stipulation may be executed by facsimile and in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

THE REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of December 20, 2011.

On Behalf of Plaintiff Pinchus E. Raul,
Derivatively on behalf of Cincinnati Bell Inc.

By:/s/ Eduard Korsinsky
By:/s/ Shannon Hopkins
Eduard Korsinsky
Shannon Hopkins
LEVI & KORSINSKY LLP
30 Broad Street, 15th Floor
New York, NY 10004

By:/s/ Richard S. Wayne
By:/s/ Thomas P. Glass
Richard S. Wayne (0022390)
Thomas P. Glass (0062382)
STRAUSS & TROY
The Federal Reserve Building
150 East Fourth Street
Cincinnati, OH 45202-4018
On Behalf of the Individual Defendants:

By:/s/ Grant S. Cowan
Grant S. Cowan (0029667)
FROST BROWN TODD LLC
3300 Great American Tower
301 East Fourth Street
Cincinnati, OH 45202

On Behalf of Nominal Defendant Cincinnati Bell Inc.

By:/s/ Douglas E. Hart
Douglas E. Hart (0005600)
441 Vine Street, Ste. 4192
Cincinnati, OH 45202